Exhibit 99.1

TIPTREE ANNOUNCES THIRD QUARTER 2026 RESULTS

Greenwich, Connecticut – October 28, 2026– Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three and nine months ended September 30, 2026.

Third Quarter 2026 Highlights

•
Entered into a definitive agreement to acquire Universal Shield Insurance Group ("USIG"), a specialty property and casualty insurer, for $100.0 million in cash, adjusted for certain closing costs. The transaction remains subject to regulatory approvals and customary closing conditions and is expected to close in the first quarter of 2027.
•
As of September 30, 2026, Tiptree's book value increased to $903 million, or $24.47 per share ($23.99 per diluted share).
•
Through October 28, 2026, repurchased $25.0 million of common stock in 2026 at an average 30% discount to book value per share.
•
Declared a dividend of $0.06 per share to stockholders of record on November 16, 2026 with a payment date of November 23, 2026.
•
Tiptree management is highly aligned with shareholders and focused on long-term value creation through strategic insurance investments, opportunistic share buybacks, and thoughtful consideration of dividends. With a disciplined financial approach, the Company continues to streamline operations and manage costs to support sustainable growth.

($ in thousands, except per share information)	Three Months Ended September 30,		Nine Months Ended September 30,
GAAP:	2026	2025	2026	2025
Income (loss) before taxes	$5,063	$(11,374)	$(8,363)	$(35,139)
Net income (loss) from continuing operations	$4,623	$(9,504)	$(8,965)	$(29,650)
Net income (loss) from discontinued operations	$578	$15,925	$417,645	$60,666
Diluted earnings per share	$0.14	$0.13	$10.82	$0.70
Cash dividends paid per common share	$0.06	$0.06	$0.18	$0.18

Non-GAAP (1):
Book value per share	$24.47	$13.36	$24.47	$13.36

(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) is an insurance holding company focused on building and growing P&C insurance businesses in specialized markets. The Company’s strategy combines experienced management teams, disciplined underwriting and prudent investment and capital management to create long-term shareholder value. Tiptree seeks to build businesses distinguished by underwriting expertise, strong distribution relationships and sustainable profitability, with the objective of compounding book value per share over time. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.

Condensed Consolidated Balance Sheets (Unaudited)

($ in thousands, except share data)

	As of
	September 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$198,312	$30,784
Marketable securities	589,555	21,701
Other current assets	12,251	2,361
Total current assets	800,118	54,846
Corporate securities	122,137	—
Right of use asset	7,034	8,301
Property, plant and equipment, net	5,179	6,262
Deferred tax assets	7,210	—
Other assets	3,148	2,269
Assets held for sale (1)	—	6,768,387
Total assets	$944,826	$6,840,065
Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Short-term debt, net	$—	$8,138
Current tax payable	20,358	—
Other current liabilities	14,818	20,964
Total current liabilities	35,176	29,102
Long-term debt, net	—	63,948
Long-term lease obligations	7,118	8,654
Deferred tax liabilities	—	80,390
Liabilities held for sale (1)	—	5,905,572
Total liabilities	$42,294	$6,087,666
Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 36,877,761 and 37,824,472 shares issued and outstanding, respectively	37	38
Additional paid-in capital	381,068	394,435
Accumulated other comprehensive income (loss), net of tax	(2,057)	(7,496)
Retained earnings	523,484	121,574
Total Tiptree Inc. stockholders’ equity	902,532	508,551
Non-controlling interests:
Fortegra preferred interests	—	77,679
Common interests	—	166,169
Total non-controlling interests	—	243,848
Total stockholders’ equity	902,532	752,399
Total liabilities and stockholders’ equity	$944,826	$6,840,065
(1)
See Note (3) Dispositions and Discontinued Operations for further details, as disclosed in Tiptree's 10-Q filing for the period ended September 30, 2026.

Tiptree Inc.

Condensed Consolidated Statements of Operations (Unaudited)

($ in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Other revenue	$—	$3	$—	$485
Total revenues	—	3	—	485
Expenses:
Employee compensation and benefits	3,872	10,436	17,136	26,754
Depreciation and amortization	365	365	1,083	1,083
Other expenses	1,752	2,086	5,818	9,984
Total expenses	5,989	12,887	24,037	37,821
Operating income (loss) before taxes	(5,989)	(12,884)	(24,037)	(37,336)
Non operating income:
Net realized and unrealized gains (losses)	(3)	273	(264)	(441)
Other income	11,055	1,237	15,938	2,638
Income (loss) before taxes	5,063	(11,374)	(8,363)	(35,139)
Less: provision (benefit) for income taxes	440	(1,870)	602	(5,489)
Net income (loss) from continuing operations	4,623	(9,504)	(8,965)	(29,650)
Discontinued operations:
Income (loss) from discontinued operations (1)	578	15,925	417,645	60,666
Net income (loss) attributable to common stockholders	$5,201	$6,421	$408,680	$31,016

Net income (loss) from continuing operations per common share:
Basic earnings per share	$0.12	$(0.25)	$(0.24)	$(0.79)
Diluted earnings per share	$0.12	$(0.25)	$(0.24)	$(0.79)

Net income (loss) from discontinued operations per common share:
Basic earnings per share	$0.02	$0.42	$11.14	$1.62
Diluted earnings per share	$0.02	$0.38	$11.06	$1.49

Net income (loss) per common share:
Basic earnings per share	$0.14	$0.17	$10.90	$0.83
Diluted earnings per share	$0.14	$0.13	$10.82	$0.70

Weighted average number of common shares:
Basic	37,219,388	37,565,019	37,501,234	37,470,832
Diluted	37,788,015	37,565,019	37,501,234	37,470,832

Dividends declared per common share	$0.06	$0.06	$0.18	$0.18
(1)
See Note (3) Dispositions and Discontinued Operations for further details, as disclosed in Tiptree's 10-Q filing for the period ended September 30, 2026.

Tiptree Inc.

Non-GAAP Financial Measures — Book Value per share

Book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

(in thousands, except per share information)	As of September 30,
	2026	2025
Total stockholders’ equity	$902,532	$741,418
Less: Non-controlling interests	-	236,244
Total stockholders’ equity, net of non-controlling interests	902,532	505,174

Total common shares outstanding	36,878	37,820

Book value per share	$24.47	$13.36